Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mercantile Bank of Michigan 401(k) Plan

Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-170026, 333-117763 and 333-152254) of our report dated June 27, 2016 relating to the financial statements and supplemental schedule of Mercantile Bank of Michigan 401(k) Plan which appears in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

Grand Rapids, Michigan

June 27, 2016

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